UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025 (March 4, 2025)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Madison Ave, Floors 19-21 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

One Vanderbilt Avenue, 26th Floor
New York, NY 10017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 7.01. Regulation FD Disclosure.

On March 4, 2025, the Board of Directors (the “Board”) of MSD Investment Corp. (the “Company”) declared a regular distribution to shareholders in the amount of $0.65 per share of common stock, par value $0.001 (the “Shares”). The distribution will be payable on March 27, 2025 to shareholders of record as of March 13, 2025.

Item 8.01. Other Events.

In connection with the Company’s private offering (the “Private Offering”) of its Shares, the Company delivered a private placement memorandum to shareholders in which it provided that the term of the Company would commence on the date which the Company first accepted capital commitments, which occurred on December 21, 2021 (the “Initial Closing Date”), and end upon the fifth anniversary of the Initial Closing Date, subject to a one-year extension (the “Term”). The Company also provided that, on or before the conclusion of the Term, the Board of Directors of the Company would seek a liquidity event or determine to remain a privately offered business development company indefinitely.

On March 4, 2025, upon the recommendation of the Company’s management, the Board determined that it would be in the best interest of the Company and its shareholders to remain a privately offered business development company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: March 7, 2025	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer